Exhibit 99.2

99.2 Kenexa Third Quarter Results Conference Call Script: November 1, 2005

Kenexa 3Q Results Conference Call Script: November 1, 2005

MODERATOR:

Good afternoon ladies and gentlemen, thank you for standing by. Welcome to the Kenexa third quarter results conference call. At this time all participants are in a listen only mode. Following the presentation we will conduct a question and answer session. Instructions will be provided at that time for you to queue up for a question. I would like to remind everyone that this conference is being recorded and would now like to turn the conference over to Mr. Don Volk, Chief Financial Officer, please go ahead sir.

DON:

Thank you Mellisa, today we will first review Kenexa’s third quarter 2005 results, which were released this afternoon. And we’ll then provide guidance for the next quarter and full year. Finally, we will open up the forum to audience questions. Before we begin, let me remind you that this presentation may contain forward-looking statements that are subject to risks and uncertainties associated with the company’s business. These statements may concern, among other things, guidance as to future revenues and earnings, operations, transactions, prospects, intellectual property and the development of products.

Additional information that may affect the company’s business and financial prospects, as well as factors that would cause Kenexa’s actual performance to vary from our current expectations, is available in the company’s filings with the Securities and Exchange Commission. Also, I would like to remind you that today’s call may not be reproduced in any form without the expressed written consent of Kenexa.

We may also refer to certain non-GAAP financial measures on this call. I will later discuss the reconciliation of adjusted numbers to GAAP numbers, and a reconciliation schedule showing the GAAP versus non-GAAP financial measures is currently available on our company Web site with the press release issued earlier today. Our Web site is located at www.kenexa.com.

I will now turn the call over to our Chairman and CEO, Rudy Karsan.

Rudy Karsan

Thanks Don, and thank you for joining us on the call as we review our third quarter results. We were quite pleased with the company’s performance during the third quarter. Not only were our revenue and earnings better than the guidance we provided last quarter, but we also ended the quarter with a rock solid balance sheet and we had a very strong cash flow quarter. The talent management solutions, or “TMS”, market continues to gain momentum, and Kenexa is emerging as one of the clear market leaders. As Don will discuss later, the combination of our strong third quarter results and positive outlook has caused us to raise our expectations for the remainder of the year.

From a numbers perspective, our third quarter total revenue came in at $17.2 million, a 45% increase from the year ago period. The largest and most strategic component to our revenue is subscription revenue, which at $13.4 million grew 43% on a year-over-year basis and 10% on a quarter-over-quarter basis. This represented the third consecutive quarter our subscription revenue has grown at 10% on a sequential basis, and it was the highest year-over-year growth in the past 6 quarters. The momentum of our business can further be seen by the fact that our deferred revenue grew just under 100% year-over-year to $11 million at the end of the quarter.

From a profitability perspective, we generated income from operations of $2.6 million, or a margin of 15%. Our operating profit once again grew well over 100% on a year-over-year basis, and we were able to generate another record operating margin in spite of the fact that we have absorbed significant, incremental public company expenses over the past two quarters. A recurring theme you will hear from us is our focus on operational excellence, and it is our intention to continue driving profitability as we scale the business.

This focus, combined with a recurring revenue model, provides us with very attractive cash flow capabilities. We had very strong cash flow in the September quarter, and in the first nine months of the year we have generated $11.4 million in cash from operations. This represents growth of roughly 140% on a year-over-year basis.

The strength of our financial results continues to be driven by the three key factors we highlighted last quarter: (1) the talent management market is experiencing growing awareness and demand, (2) Kenexa has emerged as a clear leader in what is a fragmented market, and (3) we are the only true solutions provider, delivering an unmatched combination of software, services, outsourcing and content.

With respect to the market, the majority of major corporations have invested in ERP applications to automate their back office operations, and many others have invested in human resource management systems from vendors such as Peoplesoft. While a traditional HR system will let a company know how many employees they have, what type of benefits they may have, and what their payroll figure is, it does not help companies deal with the talent management issue at hand – namely how do I find the most qualified employees faster and cheaper, and then make those employees as productive as possible.

We believe a reason our financial results have been growing in strength is the TMS market is growing in awareness and buyers are taking a more strategic approach, and the reason for this is the significant ROI that our solutions can drive.

For example, consider the significant benefit a national financial holding company with $12.6 billion in assets and 435 banking locations has enjoyed in part due to our solutions. Ten months after implementing Kenexa’s online assessments, which evaluates candidate skill sets, capabilities and career path potential, the organization has been able to decrease branch sales turnover by more than 60%, teller turnover by 25% and call center turnover by 25%. This has a dramatic bottom line impact due to decreased hiring costs to replace workers, training costs to get new workers up to speed, and potentially severance costs as companies need to release workers that do not work out.

And we are not resting on our laurels, we continue to introduce new technology to the market place. During the quarter, we progressed two new, high value add applications: B-Strategic and Kenexa Infinity Survey System. B-Strategic is an application that takes analytical capabilities to the next level, allowing customers to access and integrate varying sources of data that are stored in multiple systems within an organization. With Kenexa B-Strategic, workforce data is unified and easily accessed, allowing customers to tailor Key Performance Indicators to their strategic workforce goals. Kenexa Infinity Survey System is a stand alone solution developed in response to a growing trend of our large global clients who need to quickly and cost effectively self-administer ongoing pulse surveys to supplement their employee engagement programs.

During the quarter, our business continued to have an equal contribution from the talent acquisition and performance management side. In particular, we added Smurfit Stone, Cabela’s and Fedex Kinko’s on the talent acquisition side and Day & Zimmerman, 7/11 and Kroeger on the performance management side..

Technology is only half of the discussion. Customers are interested in business results, and ways to improve their business processes. As talent management is becoming viewed as a more strategic priority, we see customers that are interested in a comprehensive, strategic solution that covers more than just software.

Customers want to invest in a partner with pre-packaged best practices content in the talent acquisition and performance management areas, they want a partner with a long-term, proven track record in deploying talent management solutions. Some customers would also like to leverage the ability to outsource certain functions or the entire talent management function while they dedicate their focus and resources on their core competency.

To this point, during the third quarter, HRO Today Magazine evaluated the top 13 outsourcers who are engaged in areas of full service RPO and Kenexa is ranked number one on the list. There is simply no comparison between Kenexa’s combination of domain expertise, technology solutions and services capabilities, with vendors that only deliver a software solution.

Let me give you a real world example of the breadth and depth of our value proposition in action. A restaurant operator was able to realize a $5/hour sales difference between employees who scored high vs. low on the Kenexa Selector Assessment. This equates to over $7,000 in incremental revenue per year, per employee for a large company, and the driver behind this is improved intelligence and processes in assessing which candidates are the best fit for the job. Not only was Kenexa the technology engine being used by the restaurant operator, but we also consulted with this customer to improve their overall workflow process related to how hiring decisions are made. In addition, our consultants worked with the customer to actually develop the specific tests and interviewing techniques that were best suited for that customer to evaluate talent.

Our unique and powerful value proposition drives two important factors to our business: high renewal rates and follow-on business. Our customer satisfaction is very high, which helps to drive annual renewal rates in the 90% range. This is a critical aspect to the long-term cash flow capabilities of our business model.

On the follow-on sales front, we continue to generate a material portion of our bookings from our existing clients each and every quarter, where we are able to leverage the breadth of our solutions suite or roll out our existing solutions to additional geographies and business units. Again this quarter, roughly half of the increase you saw in our revenue came from the growth in existing accounts.

For example, during the quarter, we closed a very interesting following-on deal with Tyco, a Fortune 50 company. Only a couple of quarters ago we signed an agreement with this customer for employee engagement and career feedback surveys. However, during the third quarter, we came back and signed another agreement with Tyco to automate the survey’s process for senior management. Tyco will use these surveys for a variety of reasons, ranging from strategic planning to SOX compliance as they continue to practice great corporate governance, which would include surveying employees on management policies and execution.

In summary, the third quarter was very strong across all key metrics. Top and bottom line results exceeded our expectations, and our balance sheet and cash flow metrics were also very strong. The talent management market is growing in awareness and demand, and our unique total solutions value proposition is helping us to gain market share and solidify our position as a market leader.

Now, I will turn it over to Don.

Don Volk

Thanks Rudy. I would reiterate your beginning comment that we are very pleased with the company’s performance in the third quarter, which was highlighted by rapid growth and record revenue and profitability. I would like to provide more details on our third quarter results and financial guidance for the fourth quarter.

Beginning with the P&L. Total revenue for the third quarter was $17.2 million, an increase of 45% over last year and 8% sequentially. On a year-to-date basis our total revenue has grown 43%, an acceleration from the 35% growth we experienced in the comparable year ago period.

Subscription revenue is the majority of our revenue, and it is the strategic component of our business that encompasses our technology solutions which are delivered via an on-demand model. During the third quarter our subscription revenue was $13.4 million, representing 78% of our total revenue, and growth of 43% on a year-over-year basis and 10% sequentially. On a YTD basis, our subscription revenue has grown 37%, and the quarterly, year-over-year growth rate has increased in both of the past two quarters. Over the past year many software companies have seen flat to slowing demand, however, as our results show, we are actually seeing growing demand for our total solutions.

The remaining $3.9 million of total revenue came from other and professional services, representing an increase of 51% over last year, and a slight sequential decrease. The majority of the revenue from this line item comes from discreet professional services.

In addition, as we discussed last quarter, we occasionally close a perpetual deal and the “other line” is where it falls. To reiterate, perpetual deals are an exception, and they are only a consideration if: (1) we are penetrating a new vertical; (2) it is a long-term existing subscription-based client that is making a separate purchase of a product; and (3) we are be able to charge what we view as a premium, or an attractive price for that product.

During the third quarter, we signed one perpetual deal for roughly $400,000. We will continue to focus on our subscription-based, on-demand business model. But we don’t want to lose market share, because of refusing to accommodate how certain customers may wish to do business, if we can do so in a way that is advantageous for both the customer and Kenexa.

On a geographic basis, our revenue continues to be dominated by the US at over 90% of total revenue. However, we are stepping up our investments in EMEA, and we recently acquired a company in Canada to jump-start our efforts north of the border. This acquisition, as expected, added between $100-$150,000 to our total revenue in the quarter, in line with our comments on our last conference call.

Our clients typically purchase multi-year subscriptions, which provide us with a predictable recurring revenue stream. From a retention perspective, our focus on customer satisfaction and delivering business results continues to drive renewal rates in the 90% range. Looking at customer concentration, no customers accounted for more than 10% of our quarterly revenue, and our top 5 customers represented less than 25% of our third quarter revenue. During the quarter we added over 10 preferred partners, of which Rudy highlighted several by name earlier, and for the first 9 months of the year, we have added over 30 preferred partners which are customers who spend more than $50,000 with us annually.

Our average annual revenue from our top 80 customers (what we refer to as P-cubed) continues to be in the $550,000 range, which is up from $392,000 at the end of 2004. This shows the growing adoption of our solutions within our customer base, the success we are having cross-selling our solutions, and customers increasingly viewing talent management as a strategic investment. The average length of our subscription deals in the quarter was approximately 2 years in line with our prior experience.

Turning to costs and profitability; gross margin was 71%, in-line with the prior quarter and our expectations of being within the low 70s on a quarterly basis, similar to the range we have been in for the past year or so.

On the operating expense side, sales and marketing came in at $4.2 million or 25% of revenue, consistent with the prior quarter and a reduction from 27% in the year ago quarter. We continue to invest in sales and marketing to pursue new clients and expand relationships with existing ones. However, we are continuing to gain economies of scale due to the recurring nature of our on-demand business and revenue model. We currently have 66 people in sales and marketing, with roughly 75% carrying a quota.

G&A expenses were approximately $4 million, or 23% of revenue compared to 22% in the prior quarter, and 21% in the year ago quarter. The increase in G&A was a result of an increase in public company costs, bonuses due to our over-performance relative to internal targets and increases in headcount. We expect G&A will increase modestly in absolute dollars during the fourth quarter of ‘05 due to ongoing public company costs, as well as incremental increases in rent that we discussed last quarter, which is needed as we expand into more office space to support the growth of our business.

Research and development came in at $1 million or 6% of revenue, in-line with the prior quarter and below the 9% level in the prior year’s quarter. We increased our R&D headcount by 35, and we continue to invest in broadening and deepening our solutions suite. We expect R&D to increase modestly as a percentage of sales as we absorb this additional headcount which was added primarily at the end of the quarter. However, we have a highly efficient R&D organization as a result of our significant offshore presence, and we believe the efficiency of our ISO-certified and high quality R&D processes is a key competitive advantage.

Turning to profitability we generated income from operations of $2.6 million for the third quarter which represented over 175% improvement on a year-over-year basis. And we also maintained an all time high operating margin of 15% for the second quarter in a row.

Our Pro forma income from operations which excludes stock-base compensation expense was $2.7 million. Based on 17.9 million shares outstanding for the quarter, we generated pro forma diluted EPS of $0.15/share, better than our guidance of $0.13/share.

Our reconciliation of GAAP to non-GAAP Proforma income from operations can be found in our press release and 8K documents.

Turning to the balance sheet, cash and investments were $39.1 million at September 30th 2005, an increase from $24.8 million at the end of the prior quarter. This increase in cash was driven by slightly over $7 million in proceeds that came in from the IPO, and we generated cash from ops of $8.4 million. In addition to solid net income, a significant driver of cash from ops was very strong collections.

A/R declined by $0.5 million from the end of the prior quarter, even as our business showed strong growth. While we expected to catch up on collections, per our commentary last quarter, we actually collected more cash this quarter than we expected. You also saw our payables tick up by $1.5 million due to the timing of payments. Finally, a key driver of our cash flow was deferred revenue, which grew 27% sequentially and 97% on a year-over-year basis, primarily due to strong bookings in the quarter but also because we received cash up front for some services business.

As we mentioned last call, quarterly cash flow will continue to bounce around as a result of the timing of payments and collections that are hard to predict. We had some collections slip last quarter, while collections were ahead of plan during the current quarter. If you look at our results on a year-to-date basis to smooth out timing volatility on these line items, we are running in the neighborhood of a $4 million in cash from ops quarterly run rate.

I would like to now turn to our outlook for the fourth quarter of 2005. We expect the following: Revenue to be $17.2 to $17.8 million, subscription revenue to be $13.6 to $14.0 million, pro forma income from operations to be $2.6 to $2.8 million. Assuming our 6% tax rate and 17.9 million shares outstanding, we expect our pro forma diluted earnings per share to be $0.15 to $0.16.

In summary, we were pleased with our third quarter results. We finished the quarter in very solid shape, and we have increased our expectations for the remainder of the year based on the momentum we see in talent management market and in our business in particular. Operator, we would now like to take questions, please begin the Q&A session.